Exhibit 23.1

Beckstead and Watts, LLP
Certified Public Accountants

2425 W. Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984
702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use of our report dated October 19, 2005 relating to the restated financial statements of IT&E International Group for the year ended December 31, 2004 in the Registration Statement on Form SB-2 dated February 10, 2006 of IT&E International Group.

We hereby consent to the use of our report dated March 22, 2005 relating to the financial statements of IT&E International Group for the year ended December 31, 2003 in the Registration Statement on Form SB-2 dated February 10, 2006 of IT&E International Group.

We hereby consent to the use of our report dated September 26, 2005 relating to the financial statements of Millennix, Inc. for the years ended December 31, 2004 and 2003 in the Registration Statement on Form SB-2 dated February 10, 2006 of IT&E International Group.

Signed,

/s/ Beckstead and Watts, LLP

February 10, 2006